Exhibit 5.2

HUNTON ANDREWS KURTH LLP FILE NO: 026333.1

May 7, 2020

Owens & Minor, Inc.

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

Owens & Minor, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to Owens & Minor, Inc., a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about May 7, 2020. The Registration Statement relates to the registration and issuance and sale from time to time of up to $300,000,000 aggregate offering price of (i) shares of the Company’s common stock, par value $2.00 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $100.00 per share (“Preferred Stock”), (iii) depositary shares evidenced by depositary receipts representing interests in shares of Preferred Stock, or a fraction thereof, in any combination (“Depositary Shares”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or any combination of the foregoing (“Warrants”), (v) contracts to purchase shares of Common Stock (“Stock Purchase Contracts”), (vi) units consisting of one or more of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Stock Purchase Contracts or Warrants (“Units”) and (vii) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares, Stock Purchase Contracts or Warrants (“Subscription Rights”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Units and Subscription Rights are collectively referred to herein as the “Securities” and each individually a “Security.”

Any shares of Common Stock will be issued pursuant to the Company’s Amended and Restated Articles of Incorporation (as may be amended from time to time, the “Articles of Incorporation”) and any shares of Preferred Stock will be issued pursuant to articles of amendment to the Articles of Incorporation.

Any Depositary Shares, each evidenced by a deposit receipt (the “Deposit Receipt”), will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary to be named therein (the “Depositary”).

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON

LOS ANGELES    MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Owens & Minor, Inc.

May 7, 2020

Any Warrants will be issued by the Company pursuant to one or more warrant agreements (the “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

Any Stock Purchase Contracts will be issued pursuant to one or more purchase contract agreements (the “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein.

Any Units will be issued pursuant to one or more unit agreements (the “Unit Agreement”) to be entered into between the Company and the unit agent to be named therein.

Any Subscription Rights will be issued pursuant to one or more subscription agreements (the “Subscription Agreement”) to be entered into between the Company and the agent to be named therein.

The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, certificates of officers of the Company and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including (i) the Articles of Incorporation, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the resolutions adopted by the Company’s Board of Directors on April 30, 2020, (iv) the Registration Statement and (vi) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on the date hereof, to the effect that the Company is validly existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.

Owens & Minor, Inc.

May 7, 2020

As to factual matters, we have relied upon the documents furnished to us by the Company, the certificates and other comparable documents of officers and representatives of the Company, statements made to us in discussions with the Company’s management and certificates of public officials, without independent verification of their accuracy.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.    The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.    With respect to any shares of Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of shares of Common Stock from the then authorized number of shares of Common Stock available and (b) such shares of Common Stock have been duly issued by the Company and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

3.    With respect to any series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of shares of Preferred Stock from the then authorized number of shares of Preferred Stock available, (b) articles of amendment to the Articles of Incorporation creating the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto, (c) the certificates representing the shares of Preferred Stock have been duly executed, countersigned and registered and (d) the series of Preferred

Owens & Minor, Inc.

May 7, 2020

Stock has been duly issued by the Company and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.    With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of Depositary Shares, (b) the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Company and the Depositary, (c) the underlying shares of Preferred Stock have been validly issued as described above in paragraph 3, (d) the Depositary has duly issued the Deposit Receipts evidencing the Depositary Shares against deposit of the Preferred Shares in respect thereof in accordance with the Deposit Agreement and (e) the Deposit Receipts have been duly executed, issued and delivered by the Depositary in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Deposit Shares will be validly issued, fully paid and nonassessable.

5.    With respect to any Warrants, the Company has the corporate power and authority to authorize the applicable Warrant Agreement and the issuance and sale of such Warrants and, when the Board has taken all necessary corporate action to authorize and approve the applicable Warrant Agreement and the issuance and sale of such Warrants, the Company will have the corporate power and authority to execute and deliver the applicable Warrant Agreement and to execute, issue and deliver such Warrants.

6.    With respect to any Stock Purchase Contracts, the Company has the corporate power and authority to authorize the applicable Purchase Contract Agreement and the issuance and sale of such Stock Purchase Contracts and, when the Board has taken all necessary corporate action to authorize and approve the applicable Purchase Contract Agreement and

Owens & Minor, Inc.

May 7, 2020

the issuance and sale of such Stock Purchase Contracts, the Company will have the corporate power and authority to execute and deliver the applicable Purchase Contract Agreement and to execute, issue and deliver such Stock Purchase Contracts.

7.    With respect to any Units, the Company has the corporate or power and authority to authorize the applicable Unit Agreement and the issuance and sale of such Units and, when the Board has taken all necessary corporate action to authorize and approve the applicable Unit Agreement and the issuance and sale of such Units, the Company will have the corporate power and authority to execute and deliver the applicable Unit Agreement and to execute, issue and deliver such Units.

8.    With respect to any Subscription Rights, the Company has the corporate power and authority to authorize the applicable Subscription Agreement and the issuance and sale of such Subscription Rights and, when the Board has taken all necessary corporate action to authorize and approve the applicable Subscription Agreement and the issuance and sale of such Subscription Rights, the Company will have the corporate power and authority to execute and deliver the applicable Subscription Agreement and to execute, issue and deliver such Subscription Rights.

For purposes of the opinions set forth above, we have also assumed that the Company will be validly existing and in good standing under the laws of the Commonwealth of Virginia at the time of authorization and of issuance of the applicable Security. The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP